UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2006

CDRV Investors, inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-124100	56-2445503
(State or other jurisdiction	(Commission	I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA		19380
(Address of principal executive offices)		(Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

                On December 14, 2006, the Registrant completed its previously announced sale of $350.0 million aggregate principal amount of senior floating rate notes due 2011 (the “Notes”).  The Notes were issued under an indenture, dated as of December 14, 2006 (the “Indenture”), between the Registrant, as issuer, and Wells Fargo Bank, National Association, as trustee.  Interest on the Notes is payable on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2007, subject to the terms of the Indenture.  The Notes mature on December 1, 2011. Interest will accrue at a rate per annum equal to three-month LIBOR plus an applicable spread.  The Registrant may, at its option, elect to pay interest on the Notes entirely in cash, entirely by increasing the principal amount of the outstanding Notes (“PIK Interest”), or 50% as cash interest and 50% as PIK Interest.  The Registrant has the option to redeem all or a portion of the Notes at any time at specified redemption prices.  The Registrant is required to redeem all or a specified portion of the Notes upon an initial public offering, if any, by the Registrant, and to redeem all of the Notes if the Registrant undergoes a specified change of control, in each case at a redemption price equal to 100% of the principal amount of the Notes.  The Registrant has made no commitment to undertake an initial public offering, although it is possible that it could decide to do so in the future.  The Indenture contains certain covenants limiting, among other things, the ability of the Registrant and its restricted subsidiaries to incur additional indebtedness, pay dividends, redeem stock or make other distributions, make investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with affiliates.  The Indenture also provides for customary events of default.  A copy of the Indenture is attached as Exhibit 4.1 hereto and incorporated herein by reference.

                In connection with the offering of the Notes, the Registrant entered into an exchange and registration rights agreement, dated as of December 14, 2006 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Registrant is required to use its reasonable best efforts (i) to file a registration statement within 150 days of the closing date of an initial public offering of the Registrant, if any, for an exchange offer for the Notes, (ii) to cause such registration statement to become effective within 240 days of the closing date of such initial public offering and (iii) to consummate the exchange offer promptly thereafter.  In addition, the Registrant is required, in certain circumstances, to use its reasonable best efforts to file a shelf registration statement that would allow some or all of the Notes to be offered to the public.  If the Registrant fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of special interest to holders of the Notes.  A copy of the Registration Rights Agreement is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture and the Notes is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 14, 2006, between CDRV Investors, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.2	Exchange and Registration Rights Agreement, dated as of December 14, 2006, between CDRV Investors, Inc. and Banc of America Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDRV Investors, Inc.

Dated: December 15, 2006	By:	/s/ George Van Kula
Name: George Van Kula
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 14, 2006, between CDRV Investors, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.2	Exchange and Registration Rights Agreement, dated as of December 14, 2006, between CDRV Investors, Inc. and Banc of America Securities LLC